UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2007

eMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2007, eMerge Interactive, Inc. (“eMerge” or the “Company”) issued a press release announcing that it had received notice of delisting from the Nasdaq Stock Market, LLC’s Listing Qualifications Department. A copy of the press release announcing the delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer and Principal Accounting Officer

On February 19, 2007, eMerge announced that Susan D. Mermer has resigned as Executive Vice President and Chief Financial Officer of the Company, effective February 23, 2006, in order to pursue other interests.

Appointment of Acting Principal Financial Officer and Principal Accounting Officer

Effective February 23, 2007, eMerge appointed Robert E. Drury, 60, as the Company’s Acting principal accounting officer. In addition, Mr. Drury will continue to serve in his current position of Executive Vice President of Business Development and under the terms of his previously disclosed, existing employment agreement.

Mr. Drury has been with the Company since June 2004. From May 2006 until the present, Mr. Drury served as the Company’s Executive Vice President of Business Development. From June 2004 until May 2006, he served as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Drury served as Chief Financial Officer of GCA Services Group, Inc., a provider of facilities management services, from January 2003 until June 2004. Mr. Drury was instrumental in the formation of Sodexho Marriott Services, North America’s largest food service provider, as Senior Vice President and Chief Financial Officer for Sodexho US and Corporate Treasurer of Sodexho Marriott Services from 1995 to 1999. From 1984 to 1995, Mr. Drury was Senior Vice President and Chief Financial Officer for the Leisure/International sector of Aramark Corporation, an $11 billion contract management business. From 1980 to 1984, he was Division Financial Officer for FMC Corporation. Prior to that he was with Wilson Sporting Goods, a division of PepsiCo Inc.

Termination of Retention Program

On July 29, 2005, as part of an employee retention plan, the Company granted to certain employees of the Company restricted shares of the Company’s common stock. In light of the Company’s previously disclosed filing for protection under Chapter 11 of the U.S. Bankruptcy Code on February 14, 2007 and the subsequent notice of delisting, the Company has terminated the retention program and the associated restricted stock issued to certain employees of the Company effective February 20, 2007. The unvested restricted stock to be terminated is currently held by the following employees:

•	Mr. David C. Warren, President and Chief Executive Officer, 26,111 shares;

•	Mr. Drury, 23,333 shares;

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•	Ms. Mermer, 4,667 shares

•	Mr. Mark S. Fox, Executive Vice President, Information Technology, 6,222 shares; and

•	two other non-executive officers of the Company, 9,112 shares in the aggregate.

Important Information

eMerge is a technology company focusing on the agricultural and meat processing industries. eMerge’s products include CattleLog, a USDA-approved Process Verified Program providing individual-animal data collection and reporting that enables livestock tracking, verification and branding; the VerifEYE Carcass Inspection System, a real-time, optical inspection system that scans beef carcasses in packing plants; and the Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com .

Forward-Looking Statements

Certain statements in this current report on Form 8-K are forward-looking as defined by the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including funding current operations, the uncertainties of negotiating and completing the proposed transactions to liquidate eMerge’s CattleLog and VerifEYE businesses, obtaining Bankruptcy Court approval of the motions prosecuted by eMerge from time to time, the ability of eMerge to maintain normal terms with vendors, suppliers and service providers, eMerge’s ability to maintain contracts that are critical to its operations, the potential adverse impact of the Chapter 11 case on eMerge’s liquidity or results of operations, eMerge’s ability to retain key executives and managers and employees, eMerge’s ability to retain customers, general economic conditions and other factors discussed in this report and as set forth from time to time in eMerge’s other public filings and public statements. Readers of this report are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, issued by eMerge Interactive, Inc. on February 20, 2007, announcing the delisting notification from the Nasdaq Stock Market, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 20, 2007

eMerge Interactive, Inc.

By:	/s/ SUSAN D. MERMER
Susan D. Mermer Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.:	Description:
99.1	Press release, issued by eMerge Interactive, Inc. on February 20, 2007, announcing the delisting notification from the Nasdaq Stock Market, LLC.